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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001 relating to the financial statements and financial statement schedule of Wisconsin Energy Corporation which appears in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
July 13, 2001